UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF

THE SECURITIES EXCHANGE ACT OF 1934

MicroAlgo Inc.

(Exact name of registrant as specified in its charter)

Cayman Islands	N/A
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

Unit 507, Building C, Taoyuan Street, Long Jing High and New Technology Jingu Pioneer Park, Nanshan District, Shenzhen, People’s Republic of China.	N/A
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
ordinary shares, par value $0.001	The Nasdaq Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box.  ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box.  ☐

Securities Act registration statement file number to which this form relates: 333-251507 (if applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

N/A

(Title of Class)

Item 1.	Description of Registrant’s Securities to be Registered.

This registration statement on Form 8-A is being filed with the U.S. Securities and Exchange Commission in connection with the ordinary shares, par value $0.001 per share of MicroAlgo Inc. f/k/a Venus Acquisition Corporation (the “Company”) (the “Ordinary Shares”) and in connection with the closing of the business combination involving the Company and VIYI Algorithm Inc. and the subsequent transfer and assumption of listing status by the Company (“Transfer of Listing”). The Transfer of Listing of the Ordinary Shares is set to occur at the opening of trading on December 13, 2022. The description of the Ordinary Shares of the Company can be found under the caption “Description of Securities” in the Company’s definitive proxy statement filed with the SEC on October 4, 2022 and is incorporated by reference herein.

Item 2.	Exhibits.

In accordance with the “Instructions as to Exhibits” with respect to Form 8-A, no exhibits are required to be filed as part of this registration statement because no other securities of the registrant are registered on The Nasdaq Stock Market LLC and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

MicroAlgo Inc.

Date: December 12, 2022	By:	/s/ Min Shu
	Name:	Min Shu
	Title:	Chief Executive Officer

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